                                                                    Exhibit 21.1


                           Subsidiaries Of The Company





Name                        State of Incorporation          Business Name
----                        ----------------------          -------------

Gliatech R & D, Inc.        Ohio                            Gliatech R & D, Inc.


GIC,     Inc.               Delaware                        GIC, Inc.






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